Exhibit 10.5

FEE WAIVER AGREEMENT

This FEE WAIVER AGREEMENT (this “Agreement”), dated as of [ ], 2024, is made by and between Benefit Street Partners L.L.C., a Delaware limited liability company (the “Adviser”), and Franklin BSP Real Estate Debt BDC, a Delaware statutory trust (the “Company”).

WHEREAS, the Company has elected to be treated as a business development company under the Investment Company Act of 1940 (the “1940 Act”); and

WHEREAS, the Adviser serves as investment manager to the Company pursuant to an Investment Advisory Agreement between the Company and the Adviser, dated May 30, 2024, as may be amended and restated from time to time (the “Investment Advisory Agreement”) pursuant to which the Adviser provides investment management services to the Company in consideration for a Base Management Fee and an Incentive Fee (in each case as defined in the Investment Advisory Agreement and, collectively, the “Management Fees”); and

WHEREAS, the Adviser has agreed to waive a portion of the Management Fees;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. FEE WAIVER.

a.	The Adviser shall waive its Base Management Fee indefinitely.

b.	The Adviser shall waive its Incentive Fee for a period of 12 months after the initial closing of the Company’s private placement of common shares of beneficial interests.

c.	The amount waived pursuant to this Section 1 shall not be subject to reimbursement or recoupment pursuant to this Agreement or otherwise.

Section 2. TERM AND TERMINATION OF AGREEMENT.

a.	This Agreement shall become effective as of the date first written above.

b.	This Agreement will remain in effect until, and will terminate automatically upon, the termination of the Investment Advisory Agreement.

Section 3. MISCELLANEOUS.

a.

AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act. The Company shall promptly provide a copy of any such amendment or waiver to any party entitled thereto.

b.

NOTICES. Unless expressly provided otherwise herein, any notice, request, direction, demand or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received if sent by hand or by overnight courier, when personally delivered, if sent by telecopier, when receipt is confirmed by telephone, or if sent by registered or certified mail, postage prepaid, return receipt requested, when actually received if addressed as set forth below:

If to the Company:

Franklin BSP Real Estate Debt BDC

1345 Avenue of the Americas, Suite 32A

New York, New York 10105

Attn: Shirley Cheng Hambelton; Managing Director, Senior Counsel

If to the Adviser:

Benefit Street Partners L.L.C.

1345 Avenue of the Americas, Suite 32A

New York, New York 10105

Attn: Shirley Cheng Hambelton; Managing Director, Senior Counsel

Either party to this Agreement may alter the address to which communications or copies are to be sent to it by giving notice of such change of address in conformity with the provisions of this Section 3(b).

c.	BINDING NATURE OF AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns as provided herein.

d.

ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

e.

TITLES NOT TO AFFECT INTERPRETATION. The titles of sections contained in this Agreement are for convenience of reference only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

f.

PROVISIONS SEPARABLE. The provisions of this Agreement are independent of and separable from each other, and, to the extent permitted by applicable law, no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

g.	GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York and, to the extent inconsistent therewith, the 1940 Act.

h.	EXECUTION IN COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first above written.

FRANKLIN BSP REAL ESTATE DEBT BDC

By:
Name:	Jerome Baglien
Title:	Chief Financial Officer and Chief Operating Officer

BENEFIT STREET PARTNERS L.L.C.

By:
Name:	Bryan Martoken
Title:	Chief Financial Officer

[Signature Page to Fee Waiver Agreement]